UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Rice Acquisition Corp.
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On July 15, 2021, Archaea Energy LLC issued a press release, which will also be available on Rice Acquisition Corp.’s website, that relates to, among other things, the proposed business combinations involving Rice Acquisition Corp., Aria Energy LLC and Archaea Energy LLC. Below is a copy of the press release.

Archaea Energy Announces Key Appointments to Leadership and Management Teams and Recent Achievements

Canonsburg, PA, July 15, 2021 – Archaea Energy LLC (“Archaea” or “the Company”), an emerging leader in the development of renewable natural gas (“RNG”) in the U.S., announced today several key appointments to its leadership and management teams as well as recent operating highlights.

Archaea recently appointed several new leadership and management team members as it prepares to become a publicly-traded company through a business combination with Aria Energy LLC (“Aria”) and Rice Acquisition Corporation (“RAC”). These recent additions include Derek Kramer as Chief Technology Officer (“CTO”), Lindsay Ellis as General Counsel and Corporate Secretary (“GC”), Chad Bellah as Chief Accounting Officer (“CAO”), Megan Light as Vice President of Investor Relations and Campbell Stetter as Vice President of Finance. The business combination is expected to close in the third quarter of 2021 and the combined company, which will be called Archaea Energy, plans to be listed on the New York Stock Exchange under the ticker symbol “LFG.”

“To support and advance the company’s growth trajectory as we continue the integration with Aria and transition to becoming a publicly-traded company, I am pleased to welcome Chad, Derek, Lindsay, Campbell, and Megan to leadership positions within our team,” said Nick Stork, co-founder and CEO of Archaea. “We continue to attract top-level talent and this group is a great example of that. We truly believe that the talent and experience level of our team is unrivaled in the space.”

As CTO, Derek Kramer will be responsible for Archaea’s internal and external technology strategy and operations. Mr. Kramer has extensive executive experience implementing innovative programs and platforms to leverage data and technology to drive business performance and optimization, both as a consultant and in-house for a variety of organizations, including large publicly-traded companies such as American Electric Power and Pacific Gas & Electric.

As GC, Lindsay Ellis will lead the Company’s legal and risk management functions. Mrs. Ellis has significant experience as strategic-focused in-house counsel at EagleClaw Midstream and Rice Energy Inc. and well as valuable experience at Gibson, Dunn & Crutcher LLP and Vinson & Elkins L.L.P. Mrs. Ellis brings a wealth of expertise in mergers and acquisitions, capital markets and securities, corporate governance and SEC corporate matters.

As CAO, Chad Bellah will oversee the accounting practices of the Company. Mr. Bellah has experience advising Fortune 500 companies with complex accounting needs and providing responsible and strategic accounting practices to support short and long-term business objectives. Mr. Bellah spent 13 years at Anadarko Petroleum Corporation in a variety of accounting roles, including most recently leading accounting research and policy. Additionally, Mr. Bellah started his accounting career as an audit manager at Ernst & Young.

As Vice President of Investor Relations, Megan Light will lead interactions with the investment community and research analysts. Ms. Light has experience in finance and investor relations across multiple energy sectors and joins the Company from an investor relations role at Cheniere Energy, Inc., the second-largest global operator of natural gas liquefaction capacity.

As Vice President of Finance, Campbell Stetter will be responsible for leading a variety of initiatives within finance and corporate development for the Company. Mr. Stetter has highly valuable energy finance experience including investment banking, private equity, and corporate finance experience and joins the Company from PetroLegacy Energy, a privately-owned E&P company.

Archaea also highlighted recent operating updates for the combined company, including:

•	Produced RNG volumes of 1.18 million MMBtu for first quarter 2021, which reduces net CO2e emissions by over 62,000 metric tons when displacing traditional natural gas. This amount of methane is equivalent to approximately 1.7 million metric tons of CO2e emissions if released.
•

Successfully commissioned the high-BTU RNG plant at the Boyd County landfill in Kentucky in April and placed the project into service on schedule and under budget after acquiring the project from another developer in November 2020.

•	Progressed construction on Project Assai at the Keystone Sanitary landfill in Pennsylvania, which upon completion of construction is expected to be the world’s largest high-BTU RNG plant. Project Assai remains on schedule for start-up by the first quarter of 2022.
•	Completed the acquisition of PEI Power LLC, a landfill gas (“LFG”) combustion power generating facility with a combined capacity of approximately 70 MW, in April.
•	All major equipment has been delivered for the first of four Mavrix dairy digester projects in central California scheduled for start-up in the third quarter of 2021.
•	The business combination of RAC, Archaea and Aria has received approval from the Federal Energy Regulatory Commission (“FERC”), cleared the HSR anti-trust process, and remains on target to close in third quarter 2021.

On Friday, July 2, 2021, RAC refiled its preliminary proxy statement with the Securities and Exchange Commission (“SEC”), which contains information regarding a number of the highlights mentioned above, in addition to other updates for the combined company, including Q1 2021 information1.

“We are pleased to provide our first quarterly disclosure for the combined company as an important step in our commitment to transparency with our stakeholders,” said Nick Stork. “Our current focus is on ensuring the advancement of our development schedule as well as successful integration of Archaea and Aria teams and systems. We continue to see significant opportunities to maximize financial returns and value to our stakeholders.”

“We are focused on the development and construction of key commercial projects, including Project Assai, which upon completion will be supported by a portfolio of long-term fixed price contracts, enabling us to limit revenue volatility and provide predictable returns to shareholders while enabling our customers to achieve their long-term environmental objectives.”

“Conversations for business development and long-term contractual offtake continue to accelerate, and we are seeing positive momentum in almost every aspect of our business as we work to leverage our expertise and technological advantages. With our focus on continued execution, we are reaffirming EBITDA guidance for the combined company for full year 2021, which was previously released in April 2021.”

“I’d like to thank the employees from both Aria and Archaea for their continued hard work, which gives us excellent operational momentum heading into the anticipated merger close. We’re very excited to begin operating as one team and unlocking the value potential of the combined businesses.”

1. Information in the preliminary proxy statement is subject to change, possibly materially, due to SEC review or otherwise.

About Archaea Energy LLC

Archaea Energy LLC is an emerging leader in developing renewable natural gas from high-carbon emission processes and industries by capturing recurring emissions from food waste, wastewater, agricultural waste and landfill gas. Archaea builds, operates and manages RNG projects throughout the entire energy life cycle and offers off-take partners the opportunity to purchase RNG from its portfolio of projects under long-term agreements. Archaea delivers pipeline-quality RNG from coast to coast using existing natural gas infrastructure.

Additional information is available at www.archaeaenergy.com/.

Contacts

Investors

Megan Light

mlight@archaea.energy

Media

Katarina Matic

Kmatic@montiethco.com

917-853-1105

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “might,” “will,” “would,” “could,” “should,” “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions, although not all forward looking statements contain such identifying words. All statements other than historical facts are forward looking statements. Such statements include, but are not limited to, statements concerning the business combination; market conditions and trends; earnings, performance, strategies, prospects and other aspects of the businesses of RAC, Aria, Archaea and the combined company. Forward looking statements are based on current expectations, estimates, projections, targets, opinions and/or beliefs of Archaea, and such statements involve known and unknown risks, uncertainties and other factors.

The risks and uncertainties that could cause those actual results to differ materially from those expressed or implied by these forward looking statements include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed business combination and any transactions contemplated thereby; (b) the ability to complete the transactions contemplated by the proposed business combination due to the failure to obtain approval of the stockholders of RAC, or other conditions to closing of the proposed business combination; (c) the ability to meet NYSE's listing standards following the consummation of the transactions contemplated by the proposed business combination; (d) the risk that the proposed transactions disrupt current plans and operations of Aria, Archaea or their subsidiaries as a result of the announcement and consummation of the transactions described herein; (e) the ability to recognize the anticipated benefits of the proposed transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its management and key employees; (f) costs related to the proposed business combination and related transactions; (g) the possibility that Aria or Archaea may be adversely affected by other economic, business, and/or competitive factors; (h) the combined company’s ability to develop and operate new projects; (i) the reduction or elimination of government economic incentives to the renewable energy market; (j) delays in acquisition, financing, construction and development of new projects; (k) the length of development cycles for new projects, including the design and construction processes for the combined company’s projects; (l) the combined company’s ability to identify suitable locations for new projects; (m) the combined company’s dependence on landfill operators; (n) existing regulations and changes to regulations and policies that effect the combined company’s operations; (o) decline in public acceptance and support of renewable energy development and projects; (p) sustained demand for renewable energy; (q) impacts of climate change, changing weather patterns and conditions, and natural disasters; (r) the ability to secure necessary governmental and regulatory approvals; and (s) other risks and uncertainties indicated in the preliminary or definitive proxy statement, including those under "Risk Factors" therein, and other documents filed or to be filed with the SEC by RAC.

The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward looking statements, which speak only as of the date made. RAC, Aria, Archaea and the combined company do not undertake or accept any obligation or undertaking to update or revise the forward looking statements set forth herein, whether as a result of new information, future events or otherwise, except as may be required by law.

Important Information about the Transaction and Where to Find It

In connection with the proposed business combination, RAC has filed a preliminary proxy statement and intends to file a definitive proxy statement with the SEC. This press release does not contain all the information that should be considered concerning the proposed combination, and it is not intended to provide the basis for any investment decision or any other decision regarding the proposed combination. RAC’s stockholders and other interested persons are advised to read the preliminary proxy statement, the amendments thereto, and, when available, the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed combination, as these materials will contain important information about the combined company, RAC, Aria, Archaea and the proposed combination. When available, the definitive proxy statement will be mailed to the stockholders of RAC as of a record date to be established for voting on the proposed combination. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov.

Participants in the Solicitation

RAC, Aria and Archaea and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies of RAC’s stockholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of RAC’s stockholders in connection with the proposed combination, including their names and a description of their interests in the proposed combination, will be set forth in the proxy statement relating to such transaction when it is filed with the SEC.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.